Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-266981) on Form S-3 and (Nos. 333-255414 and 333-275414) on Form S-8 of our report dated March 11, 2026, with respect to the consolidated financial statements of SkyWater Technology, Inc.

/s/ KPMG LLP

Minneapolis, Minnesota
March 11, 2026